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                                                                    EXHIBIT 99.1

September 17, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Dear Sir/Madam:


We have read section (a) (i, ii, iv, and v) of Item 4 included in the Form 8-K dated September 17, 1998 of the Cerplex Group, Inc. (the Company, formerly known as Aurora Electronics, Inc.) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. It should be noted that we have had no involvement and have not consulted with the Company on any accounting or reporting matters subsequent to January 12, 1998, the date of our report on the September 30, 1997 financial statements.


Very Truly Yours,



ARTHUR ANDERSEN LLP



cc:     Mr. Steve Korby, Chief Financial Officer, The Cerplex Group, Inc.